UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Duolingo, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Duolingo, Inc.
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
April 28, 2023
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Duolingo, Inc., which will be held on Thursday, June 15, 2023, beginning at 11:30 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 18, 2023 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/DUOL2023.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Luis von Ahn
Co-Founder, Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Stockholders
To be held on June 15, 2023
Notice is hereby given that the Annual Meeting of Stockholders of Duolingo, Inc., a Delaware corporation, will be held on Thursday, June 15, 2023, at 11:30 a.m., Eastern Time.
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DUOL2023.
For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:

To elect Amy Bohutinsky, Gillian Munson and Jim Shelton as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified;

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;
To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock, composed of Class A common stock and Class B common stock, as of the close of business on April 18, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 28, 2023.
Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors,

Luis von Ahn Co-Founder, Chief Executive Officer and Chairman of the Board
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: Our Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

DUOLINGO 2022 PROXY STATEMENT	i

Audit Committee Report	20
Submitted by the Audit, Risk and Compliance Committee of the Company’s Board of Directors	20
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	21

Say on Frequency	21
Vote Required	21
Board Recommendation	22
EXECUTIVE OFFICERS	23

CORPORATE GOVERNANCE	25

Corporate Governance Guidelines	25
Board Leadership Structure	25
Director Independence	26
Board Committees	26
Audit Committee	27
Compensation Committee	28
Compensation Consultants	29
Nominating and Corporate Governance Committee	29
Mergers and Acquisitions Committee	30
Board and Board Committee Meetings and Attendance	30
Executive Sessions	30
Director Attendance at Annual Meeting of Stockholders	31
Director Nominations Process	31
Board Role in Risk Oversight	32
Committee Charters and Corporate Governance Guidelines	32
Code of Business Conduct and Ethics	33
Anti-Hedging Policy	33
Communications with the Board	33
Board Diversity Matrix (as of April 28, 2023)	34
CORPORATE RESPONSIBILITY AND IMPACT	34
COMPENSATION DISCUSSION AND ANALYSIS	36

Executive Summary	36
Business Content	36
Compensation Highlights	36
Compensation Philosophy and Objectives	37
Executive Compensation Practices	37
Compensation Determination Process	38
Role of the Compensation and Leadership Committee	38
Role of the Chief Executive Officer	39
Role of the Compensation Consultant	39
Use of Market Data	39
2022 Compensation Elements & Decisions	40
Base Salary	40
Discretionary Bonuses	41
Long-Term Equity Incentive Awards	41
Special Multi-Year Performance-Based Founder Awards	42

Forward-Looking Statements
This proxy statement (this “Proxy Statement”) contains certain forward-looking statements the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to the important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this Proxy Statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Duolingo, Inc.
5900 Penn Avenue
Pittsburgh, Pennsylvania 15205
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Duolingo, Inc. (the “Company,” “Duolingo,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 28, 2023.

General Information About the Annual Meeting and Voting
Meeting Information:
Date: Thursday, June 15, 2023
Time: 11:30 am
Location: Virtual-only

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 15, 2023 at 11:30 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DUOL2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on April 18, 2023 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
•Proposal No. 3: Approval, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

DUOLINGO 2023 PROXY STATEMENT	2

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
By Internet:
You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
By Telephone:
You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
By Mail:
You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 14, 2023.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

DUOLINGO 2023 PROXY STATEMENT	3

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed

Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. (5)	“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None(2)	Yes(3)
(1)Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)As this proposal is not considered a routine matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)As this proposal is considered a routine matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal.

(5)If no frequency received the majority of the votes cast, then we will consider the frequency option that receives the highest number of votes cast to be the frequency recommended by the stockholders.

DUOLINGO 2023 PROXY STATEMENT	4

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock, composed of our Class A common stock and our Class B common stock, as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 34,712,422 shares of our Class A common stock and 6,317,657 shares of our Class B common stock issued and outstanding and entitled to vote. The rights of holders of Class A and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 20 votes and is convertible at any time into one share of Class A common stock.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

DUOLINGO 2023 PROXY STATEMENT	5

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1 and No. 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

DUOLINGO 2023 PROXY STATEMENT	6

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DUOL2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DUOL2023.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/DUOL2023 on the day of the Annual Meeting.
•Webcast starts at 11:30 a.m., Eastern Time.
•You will need your 16-Digit Control Number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

DUOLINGO 2023 PROXY STATEMENT	7

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our most recent public disclosure;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:
•FOR the nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

•FOR “ONE YEAR” of the non-binding frequency of future Say-on-Pay Votes, once the Company is required to hold a Say-on-Pay Vote.

DUOLINGO 2023 PROXY STATEMENT	8

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than June 14, 2023;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 14, 2023;
•submitting a properly signed proxy card with a later date that is received no later than June 14, 2023; or
•attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within the prescribed timing after the annual meeting.

DUOLINGO 2023 PROXY STATEMENT	9

Why hold a virtual meeting?

We want to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

DUOLINGO 2022 PROXY STATEMENT	10

Proposal #1: Election of Directors

Board Size and Structure
Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine, and we currently have nine directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Nominees for Director
Mmes. Bohutinsky and Munson and Mr. Shelton have been nominated by the Board to stand for election. As the directors assigned to Class II, Mmes. Bohutinsky’s and Munson’s and Mr. Shelton’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mmes.. Bohutinsky and Munson and Mr. Shelton will each serve for a term expiring at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Current Directors and terms:

Class I Directors:
•Bing Gordon •John Lilly •Laela Sturdy Current terms expire 2025

Class II Directors:
•Amy Bohutinsky •Gillian Munson •Jim Shelton Current terms expire 2023

Class III Directors:
•Luis von Ahn •Sara Clemens •Severin Hacker Current terms expire 2024

DUOLINGO 2023 PROXY STATEMENT	11

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 28, 2023 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2026 Annual Meeting

Class II Directors	Age	Director Since	Current Position at Duolingo
Amy Bohutinsky	48	2020	Director
Gillian Munson	52	2019	Director
Jim Shelton	55	2020	Director

DUOLINGO 2023 PROXY STATEMENT	12

Amy Bohutinsky has served as a member of our Board of Directors since June 2020. From 2005 to 2019, she held various leadership roles at Zillow Group, Inc., a publicly-traded online real estate marketplace company, including most recently as the Chief Operating Officer, from August 2015 to 2019, and as the Chief Marketing Officer, from March 2011 to August 2015. From 2001 to 2005, Ms. Bohutinsky served in various leadership positions at Hotwire, Inc., an online travel company, including Director of Corporate Communications. Ms. Bohutinsky has consulted as a venture partner at TCV, a private equity and venture capital firm, since 2019. Ms. Bohutinsky has served on the board of directors of Zillow Group since October 2018. Previously, she served on the board of directors of Gap, Inc., a publicly-traded clothing retailer, from 2018 to 2020. She also previously served on the boards of directors of HotelTonight, LLC, a privately held mobile-based hotel booking service (acquired by Airbnb, Inc. in 2019) and Avvo, Inc., a privately held online legal marketplace (acquired by Internet Brands in 2018). Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.
We believe Ms. Bohutinsky is qualified to serve as a member of our Board of Directors due to her valuable strategic and operational expertise and experience as director and senior leader of other large consumer-facing companies. The Board also considered Ms. Bohutinsky’s self-identifying gender in the context of the Board’s philosophy in assembling a well-diversified Board.

Gillian Munson has served as a member of our Board of Directors since September 2019. Ms. Munson has served as the Chief Financial Officer (CFO) of Vimeo since April 2022. She was the CFO of Iora Health, Inc., a healthcare company, from January 2021 until the company’s sale in September 2021, subsequently acting as Special Advisor to the CFO of the acquiring company, One Medical. Ms. Munson was a Venture Partner at Union Square Ventures from April 2019 to July 2021 and served as CFO of XO Group Inc., the parent company of The Knot Inc., a media and technology company from 2013 to 2019. Ms. Munson’s previous positions include Managing Director at Allen & Company LLC, Vice President, Business Development at Symbol Technologies, LLC, and both Executive Director and Senior Equity Analyst at Morgan Stanley. Ms. Munson has served on the board of directors of Phreesia, Inc., a publicly-traded software company, since May 2019, and previously served on the board of directors of Monster Worldwide, Inc. from 2015 to 2016. Ms. Munson holds a B.A. in Political Science and Economics from the Colorado College in Colorado Springs.
We believe Ms. Munson is qualified to serve as a member of our Board of Directors due to her experiences in senior leadership roles at consumer-facing companies and her experience in investment, banking, and equity research roles. The Board also considered Ms. Munson’s self-identifying gender in the context of the Board’s philosophy in assembling a well-diversified Board.

DUOLINGO 2023 PROXY STATEMENT	13

Jim Shelton has served as a member of our Board of Directors since October 2020. Mr. Shelton has served as the Chief Investment and Impact Officer at the Blue Meridian Partners, a nonprofit funding collaborative, since January 2020, and a Partner of Amandla Enterprises, an impact investment and advisory firm, since July 2018. From July 2016 to July 2018, he served as the President of Education for the Chan Zuckerberg Initiative. From June 2015 to July 2016, Mr. Shelton previously served as the President and Chief Impact Officer of 2U, Inc., an educational technology company. From 2009 to 2015, he held various roles at the US Department of Education, most recently as Deputy Secretary and Chief Operating Officer. Mr. Shelton holds a B.A. in Computer Science from Morehouse College and an M.S. in Education and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Shelton is qualified to serve as a member of our Board of Directors due to his extensive experience in senior leadership roles at public companies and in the government, along with his commitment to education. The Board also considered Mr. Shelton’s self-identified race and ethnic characteristics in the context of the Board’s philosophy in assembling our Board.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Duolingo
Luis von Ahn, Ph.D.	44	2011	President, Chief Executive Officer, Co-Founder, and Chairman of the Board
Sara Clemens	51	2021	Director
Severin Hacker, Ph.D.	38	2011	Chief Technology Officer, Co-Founder and Director

Luis von Ahn, Ph.D. has served as a member of our Board of Directors and as our Chief Executive Officer since August 2011, when he co-founded Duolingo with Dr. Hacker. Prior to founding Duolingo, he served as the Chief Executive Officer of reCAPTCHA, Inc., a fraud detection technology company, from 2007 until its acquisition by Google in 2009. Dr. von Ahn has served on the board of directors of Root, Inc., a publicly-traded technology company focusing on personal insurance, from October 2020 to October 2022. Dr. von Ahn holds a B.S. in Mathematics from Duke University and a Ph.D. in Computer Science from Carnegie Mellon University.
We believe Dr. von Ahn is qualified to serve as a member of our Board of Directors because of his perspective and experience building and leading our business as co-founder and Chief Executive Officer.

DUOLINGO 2023 PROXY STATEMENT	14

Sara Clemens has served as a member of our Board of Directors since June 2020. Ms. Clemens served as the Chief Operating Officer at Twitch from January 2018 to February 2022. From 2014 to 2017, she served as the Chief Operating Officer at Pandora Media and, from 2012 to 2013, she served as the Vice President of Corporate Development at LinkedIn. Ms. Clemens is currently a Senior Advisor to Blackstone Growth, and serves on the board of directors of Khosla Ventures Acquisition Co. III and Karat. Ms. Clemens holds a B.A. in English and an M.A. (Hons) from the University of Canterbury, New Zealand.
We believe Ms. Clemens is qualified to serve as a member of our Board of Directors due to her extensive strategic and operational expertise and experience in senior leadership roles at other technology companies. The Board also considered Ms. Clemens’s gender in the context of the Board’s objective to assemble an appropriately diverse Board.

Severin Hacker, Ph.D. has served as a member of our Board of Directors and as our Chief Technology Officer since August 2011, when he co-founded Duolingo with Dr. von Ahn. Dr. Hacker holds a B.S. in Computer Science from Eidgenossische Technische Hochschule Zurich, Switzerland and a Ph.D. in Computer Science from Carnegie Mellon University.
We believe Dr. Hacker is qualified to serve as a member of our Board of Directors because of his perspective and experience building and leading our business as co-founder and Chief Technology Officer.

DUOLINGO 2023 PROXY STATEMENT	15

Class I Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Duolingo
Bing Gordon	73	2020	Director
John Lilly	52	2021	Director
Laela Sturdy	45	2020	Director

Bing Gordon has served as a member of our Board of Directors since February 2020. Since June 2008, Mr. Gordon has served as a partner at Kleiner Perkins Caufield & Byers, a venture capital firm. From 1998 to 2009, he served as the Executive Vice President and Chief Creative Officer of Electronic Arts, a gaming company he co-founded. Mr. Gordon has served on the board of directors of Zynga Inc., a publicly-traded video game developer, since July 2008. Mr. Gordon is a special advisor to the board of directors of Amazon, and was previously a member of its board from 2003 to 2018. Mr. Gordon holds a B.A. in English from Yale and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Gordon is qualified to serve as a member of our Board of Directors due to his investment, strategic, and operational expertise and his experience in senior leadership roles at other technology companies.

John Lilly has served on our Board of Directors since December 2021. Mr. Lilly is a venture partner at Greylock Partners, a venture capital firm, where he has served since January 2011. Prior to this, Mr. Lilly was with Mozilla Corporation, the organization behind Firefox, the open source Web browser, which he joined in 2005 as Vice President of Business Development, from 2006 to 2008 was Chief Operating Officer and member of its Board of Directors and, and from 2008 to 2010 was Chief Executive Officer. Mr. Lilly was the founder, Chief Executive Officer, Chief Technology Officer and Vice President of products for Reactivity, a software company acquired by Cisco Systems in 2007. Previously, he held staff positions at Apple, Sun Microsystems and Trilogy Software. Lilly has been an active participant in open source projects, serving on the boards of the Open Source Applications Foundation and Participatory Culture Foundation. Mr. Lilly earned a B.Sc. and M.Sc. in computer science from Stanford University.
We believe Mr. Lilly is qualified to serve as a member of our Board of Directors due to his expertise in product and technology, his having served in senior executive roles, and his investment experience at various technology companies.

DUOLINGO 2023 PROXY STATEMENT	16

Laela Sturdy has served as a Managing Partner at CapitalG, the growth investment fund financed by Alphabet Inc., since March 2023, previously serving as General Partner at CapitalG from 2013 to 2023. Previously, Ms. Sturdy held several roles at Google, including Managing Director, Emerging Businesses. Since March 2021, Ms. Sturdy has served on the board of directors of UiPath, Inc., a publicly-traded process automation software company, and previously served on the board of directors of Care.com from July 2016 to May 2019. Ms. Sturdy holds an A.B. in Biochemistry from Harvard College, an M.Sc. in Multimedia Systems from Trinity College Dublin and an M.B.A. from the Stanford Graduate School of Business.
We believe Ms. Sturdy is qualified to serve as a member of our Board of Directors due to her experience in investing in, and facilitating the growth of, technology companies. The Board also considered Ms. Sturdy’s self-identifying gender in the context of the Board’s philosophy in assembling a well-diversified Board.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Amy Bohutinsky, Gillian Munson and Jim Shelton as a Class II director to hold office until the 2026 Annual Meeting and until his or her successor has been duly elected and qualified.

DUOLINGO 2023 PROXY STATEMENT	17

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm
The Audit, Risk and Compliance Committee (the “Audit Committee”) appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Duolingo in each of the last two fiscal years.

	Year Ended December 31,
	2022	2021
Audit Fees	$1,466,628	$2,583,244
Audit-Related Fees	—	—
Tax Fees	163,447	279,522
All Other Fees	—	—
Total	$1,630,075	$2,862,766

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our financial statements and review of interim financial statements and related expenses. Audit fees also include fees for services provided by Deloitte in connection with our initial public offering (IPO) in July 2021.

DUOLINGO 2023 PROXY STATEMENT	18

Audit-Related Fees

Audit-related fees consist of fees for other audit type services not denoted above.

Tax Fees

Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services.

All Other Fees

All other fees relate to professional services not included in the categories above, including subscriptions to Deloitte’s accounting reference library.
Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Deloitte & Touche LLP prior to our IPO were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our IPO, in accordance with such pre-approval policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

DUOLINGO 2023 PROXY STATEMENT	19

Audit Committee Report

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

Submitted by the Audit, Risk and Compliance Committee of the Company’s Board of Directors

Gillian Munson (Chair) Amy Bohutinsky Jim Shelton Laela Sturdy

DUOLINGO 2023 PROXY STATEMENT	20

Proposal No. 3 Approval, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers.

Say on Frequency

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2024 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation and Leadership Committee. However, the Board and the Compensation and Leadership Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

Vote Required

The frequency that receives the affirmative vote of the majority of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

DUOLINGO 2023 PROXY STATEMENT	21

Board Recommendation

The Board of Directors unanimously recommends a vote for “ONE YEAR” for the non-binding frequency of future Say-on-Pay Votes, once the Company is required to hold a Say-on-Pay Vote.

DUOLINGO 2023 PROXY STATEMENT	22

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 28, 2023. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Luis von Ahn, Ph.D.	44	President, Chief Executive Officer, Co-Founder, and Chairman of the Board	2011
Severin Hacker, Ph.D.	38	Chief Technology Officer and Director	2011
Matthew Skaruppa	41	Chief Financial Officer	2020
Natalie Glance, Ph.D.	55	Chief Engineering Officer	2022
Robert Meese	46	Chief Business Officer	2021
Stephen Chen	49	General Counsel	2020
See pages 14 and 15 of this Proxy Statement for the biographies of Luis von Ahn and Severin Hacker.

Matthew Skaruppa has served as our Chief Financial Officer since February 2020. From January 2016 to February 2020, he served as a Vice President of Goldman Sachs. Previously, Mr. Skaruppa served as a Principal at KKR Capstone from 2010 to 2015 and as a consultant at Bain & Company from 2004 to 2008. Mr. Skaruppa holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from the Stanford Graduate School of Business.

Natalie Glance, Ph.D. has served as our Chief Engineering Officer since November 2022, prior to which she served as our Senior Vice President of Engineering since December 2019, our Vice President of Engineering from February 2017 to December 2019 and our Director of Engineering from March 2015 to February 2017. From 2007 to 2015, Dr. Glance served as an Engineering Manager at Google. Dr. Glance holds a B.A. in Physics from Princeton University and a Ph.D. in Physics from Stanford University.

DUOLINGO 2023 PROXY STATEMENT	23

Robert Meese has served as our Chief Business Officer since March 2021, after having served as our Chief Revenue Officer from December 2018 to March 2021 and our Vice President of Business from September 2016 to December 2018. From August 2008 to September 2016, he held various roles at Google, including most recently as Director, Global Head of Games Business Development, Google Play. Mr. Meese holds a B.S. in Economics and a B.S. in Computer Science from the University of Pennsylvania and an M.B.A. from the Massachusetts Institute of Technology.

Stephen Chen has served as our General Counsel since March 2020. From July 2014 to February 2020, he served as Associate General Counsel for Proofpoint, Inc., an enterprise security company. Mr. Chen previously served as Associate General Counsel of Marin Software, Director and Senior Counsel, Mergers and Acquisition at VMWare, Inc. and Legal Director of Yahoo!. Mr. Chen holds a B.A. in History and a J.D. from Harvard University.

DUOLINGO 2023 PROXY STATEMENT	24

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investors” page of our website located at www.investors.duolingo.com, or by writing to our Secretary at our offices at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206. Among the topics addressed in our Corporate Governance Guidelines are:

•Board independence and qualifications
•Executive sessions of independent directors
•Selection of new directors
•Director orientation and continuing education
•Limits on board service
•Change of principal occupation
•Term limits
•Director responsibilities
•Director compensation

•Stock ownership
•Conflicts of interest
•Board access to senior management
•Board access to independent advisors
•Board and committee self-evaluations
•Board meetings
•Meeting attendance by directors and non-directors
•Meeting materials
•Succession planning

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”).
Dr. von Ahn, our Founder and Chief Executive Officer, serves as Chairman of our Board and presides over meetings of our Board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board. The Board believes that this current leadership structure is appropriate and is in the best interests of the Company and its stockholders. As the Company’s founder, and having served as Chairman and as Chief Executive Officer since that time, Dr. von Ahn possesses detailed and in‑depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, is best positioned to develop agendas that focus the Board’s time and attention on the most critical matters, while helping to minimize the potential for confusion or duplication of efforts. Serving in both these roles since the Company was founded has allowed Dr. von Ahn to be seen by participants in our industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry.
We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

DUOLINGO 2023 PROXY STATEMENT	25

Director Independence

Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Bohutinsky, Clemens, Munson, and Sturdy and Messrs. Gordon, Lilly and Shelton, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has four standing committees: an Audit Committee, a Compensation and Leadership Committee (the “Compensation Committee”), a Nominating and Corporate Governance Committee and a Mergers and Acquisitions Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Mergers and Acquisition Committee
Amy Bohutinsky	X		X
Sara Clemens		X	Chair	X
Bing Gordon		Chair
John Lilly		X		X
Gillian Munson	Chair
Jim Shelton	X		X
Laela Sturdy	X			X

DUOLINGO 2023 PROXY STATEMENT	26

Audit Committee

Our Audit Committee is responsible for, among other things:
•overseeing our accounting and financial reporting process;
•appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•discussing with our independent auditor any audit problems or difficulties and management’s response;
•pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate pre-approval policies established by the Audit Committee or exempt from such requirement under the rules of the Securities and Exchange Commission);
•reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•assisting the Board in its oversight of risk management in areas affecting or related to financial, legal and regulatory compliance, cybersecurity and data privacy risks;
•reviewing and approving or ratifying any related person transactions;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•discussing with management procedures with respect to risk assessment and risk management; and
•preparing the Audit Committee report required by SEC rules.
Our Audit Committee currently consists of Gillian Munson, Amy Bohutinsky, Jim Shelton, and Laela Sturdy, with Ms. Munson serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable Audit Committee members. In addition, our Board of Directors has determined that Ms. Munson qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

DUOLINGO 2023 PROXY STATEMENT	27

Compensation Committee

Our Compensation Committee is responsible for, among other things:
•reviewing the compensation of the Chief Executive Officer and any other executive officer who is a member of the Board of Directors (an “Officer Director”) in light of market trends in executive compensation and make recommendations to the Board of Directors regarding compensation of the Chief Executive Officer and Officer Director;
•reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers other than the Chief Executive Officer and the Officer Director (“Other Executive Officers”), evaluating such Other Executive Officers performance in light of these goals and objectives and setting our Other Executive Officers compensation;

•review and discuss with management and the Board of Directors our compensation philosophy and practices;
•reviewing our policies, programs and initiatives focusing on diversity and belonging with respect to the Company’s leadership;

•reviewing and making recommendations to our Board of Directors regarding director compensation;
•reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee currently consists of Sara Clemens, Bing Gordon and John Lilly with Mr. Gordon serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

DUOLINGO 2023 PROXY STATEMENT	28

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, during 2022. the Compensation Committee has engaged the services of Compensia as its independent outside compensation consultant.
As requested by the Compensation Committee, in 2022, Compensia’s services to the Compensation Committee included: assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.
All executive compensation services provided by Compensia during 2022 were conducted under the direction or authority of the Compensation Committee, and all work performed by Compensia was approved by the Compensation Committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Compensia raised any conflict of interest for services performed during 2022 and determined that it did not.
Additionally, during 2022, Compensia did not provide any services to us other than advising on 1) executive, employee and director compensation and 2) broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•overseeing the annual evaluations of our Board, its committees and management.
Our Nominating and Corporate Governance Committee currently consists of Amy Bohutinsky, Sara Clemens and Jim Shelton, with Ms. Clemens serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under applicable Nasdaq rules applicable to Nominating and Corporate Governance Committee members.

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Mergers and Acquisitions Committee

Our Merger and Acquisition Committee is responsible for, among other things:
•reviewing, assessing, and approving certain acquisitions, investments, mergers,and similar strategic transactions in accordance with the transaction approval authority parameters;
•negotiating on behalf of the Company, the price, structure, form, terms and conditions of any such applicable Transactions, and the form, terms and conditions of any and all agreements as shall be deemed necessary, appropriate or advisable in connection with any such Transaction; and
•Overseeing due diligence processes with respect to acquisitions, divestitures, and investment strategies.
Our Mergers and Acquisitions Committee currently consists of Sara Clemens, John Lilly and Laela Sturdy.

Board and Board Committee Meetings and Attendance

During 2022, our Board of Directors met four times, the Audit Committee met four times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met four times. In 2022, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which he or she served as a member.

Executive Sessions
The independent directors meet at least twice a year in a private session that excludes management and any non-independent directors. The independent directors in attendance determine which member will preside at such session.

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Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Five of our board members attended our annual meeting of stockholders held in 2022.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, gender identification or identification as an underrepresented minority or as LGBTQ+, practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We consider diversity, such as gender, race, ethnicity and membership of underrepresented communities, a meaningful factor in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidate’s other personal and profession pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Ms. Munson was initially recommended to serve as a member of our Board by certain of our pre-IPO investors. Ms. Bohutinsky and Mr. Shelton were independently identified by a third-party search firm retained to identify potential Board members. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.

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When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Duolingo, Inc., 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206. All recommendations for director nominations received by the Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee also has responsibility for oversight of risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, the Company’s programs, plans and policies relating to legal and regulatory compliance and strategy, and the Company’s operational infrastructure, particularly reliability, business continuity, capacity, security, and data privacy, including cybersecurity. Through its regular meetings with management, including the finance and legal functions, and advisors, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The Compensation Committee philosophy and practices applicable to all employees and evaluating compensation policies and practices that could mitigate such risks. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.investors.duolingo.com, or by writing to our Corporate Secretary at our offices at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206.

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Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.investors.duolingo.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, that prohibits our directors, officers and employees, as well as persons and entities over which they have control, from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

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Board Diversity Matrix (as of April 28, 2023)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Corporate Responsibility and Impact
Corporate responsibility is intrinsically linked to our mission, our business model, and ultimately our long-term success. Our founders started Duolingo with a singular mission: To develop the world’s best education and make it universally available. When we went public in 2021, CEO Luis von Ahn said in his letter to stockholders:
“I plan to dedicate my life to building a future in which, through technology, every person on this planet has access to the best quality of education. And not only that, but a future in which people want to spend their time learning.”
We remain committed to building that future.
We have been practicing many elements of corporate responsibility for years, but we are only just beginning to publicly report on those elements.
Our corporate responsibility and impact efforts fall into the following categories:

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Our learners. We put learners first. Millions of people around the world, and across the socioeconomic spectrum, use our platform every day for free including those trying to learn a new language in order to get a higher paying job, as well as displaced people learning the language of their new community in order to access critical services they need. We also provide our English proficiency test, the Duolingo English Test, at a much lower price than other tests to reduce barriers to access, while also offering fee waivers, so those who are most in need can take our test for free. We take product quality and efficacy seriously, employing experts in learning science to help align our content with international standards. We are also committed to protecting the privacy and security of our learners' data, and have implemented several measures to improve data privacy and security, including access controls, firewalls, and risk audits.
Our people. Our employees, known internally as “Duos,” are fundamental to successfully carrying out our mission. When Luis and Severin started Duolingo, they set out to build an environment where people enjoy coming to work and feel like they belong. Duos come to work for us because we are mission-driven, and because we offer them a chance to express their potential, in all its forms. We have a workplace Diversity, Equity, Inclusion and Belonging (“DEIB”) plan with clear goals to cultivate a diverse workforce that promotes equity, inclusion, and belonging. Our DEIB plan focuses on increasing the representation of historically underrepresented groups (including initiatives to increase the pipeline of qualified candidates), investing in anti-discrimination training, and additional inclusion efforts.
Our Communities. We are proud to be a Pittsburgh-based company and we work hard to be a good neighbor and a good global corporate citizen. In Pittsburgh, for example, we are working with local experts and community partners to develop a signature impact program that centers on early childhood education in our community. We have also launched a Community Arts Program that awards funding to local individual artists and art organizations that provide community members with arts education and professional development opportunities. Our first awardees created a mural across the street from our headquarters. Globally, we supported Ukraine relief efforts by donating 2022 ad revenue from the Ukrainian course to United Nations High Commissioner for Refugees, the International Rescue Committee, Clear Global/Translators Without Borders, and Ukraine Global Scholars and we gave away more than 5,000 Super Duolingo accounts through an existing partnership with the International Rescue Committee (IRC), supporting refugee families seeking employment and economic stability.
Our Planet. Throughout 2023, we will be refining how we measure our impact and will be defining our climate goals. We expect to be in a position to share those in 2024. In the meantime, we have a number of sustainability initiatives already in place to help reduce our carbon footprint. We have recycling and composting programs throughout our offices, our newest office space is in a LEED silver building, and we donated over 8,000 lbs of food in 2022 to help reduce waste and associated emissions. We have also purchased offsets in each of the last two years in order to neutralize our carbon emissions as calculated. While we do not control the underlying projects, these offsets have been purchased from Terrapass and Pachama in 2022 and 2023, respectively, which we currently believe to be a reputable source of such offsets. Nevertheless, as standards and expectations regarding greenhouse gas (GHG) accounting and the processes for measuring and counting GHG emissions and reductions are evolving, this approach may be considered inconsistent with common or best practices for GHG emissions accounting and emissions reduction strategies more generally. As such, our approach to climate-related initiatives and performance, including but not limited to any use of offsets, may change in future.
We are very proud of the impact we have around the world through our products. We will continue to share the progress we are making on our corporate responsibility and impact initiatives. We have formed a working group composed of senior leaders and cross functional team members from key business functions whose purpose it is to oversee policies and practices related to our corporate responsibility and impact, and we will be reporting to the board throughout 2023 on our progress.

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Compensation Discussion and Analysis
This section explains the principles and practices that guide our executive compensation program, and the compensation paid to our “named executive officers” (NEOs) in 2022.
In 2022, our NEOs and their positions were as follows:
•Luis von Ahn, our Chief Executive Officer;
•Matthew Skaruppa, our Chief Financial Officer;
•Natalie Glance, our Chief Engineering Officer;
•Robert Meese, our Chief Business Officer; and
•Stephen Chen, our General Counsel.

Executive Summary
Business Context
We had a strong year in 2022, outperforming our expectations and setting new records for active users and bookings in Q4. Notable highlights from our full year 2022 performance include:
•Total bookings were $428.6 million, an increase of 46% from the prior year;
•Subscription bookings were $331.8 million, an increase of 48% from the prior year;
•Total revenues were $369.5 million, an increase of 47% from the prior year;
•Net loss totaled $59.6 million, compared to a net loss of $60.1 million in the prior year; and
•Adjusted EBITDA was $15.5 million, compared to an Adjusted EBITDA loss of $1.1 million in the prior year.

We remain excited about our trajectory, and focused on the five core elements of our strategy: grow users, teach better, grow subscribers, become the proficiency standard, and expand beyond language learning. We continue to believe that key to all of these is our great free product. Our free product and freemium business model enable us to grow organically, keep competitors at bay, and are aligned with our mission to develop the best education in the world and make it universally available.
Compensation Highlights
We aim to craft an executive compensation program aligned with our strategy and with stockholder interests. Highlights of our executive compensation program include:
•Pay aligned with performance. Our compensation program includes just two components, salary and equity. Accordingly, sustained stock price performance is the primary driver of named executive officers’ pay outcomes and inherently aligns their interests with those of our stockholders.
•Variable, “at risk” emphasis in pay mix. The vast majority of our named executive officers’ total direct compensation is awarded as equity – 83% on average for 2022 (excluding the CEO). Our CEO received only salary in 2022. See “Special Multi-Year Performanced-Base Founder Awards” for information regarding our CEO’s previously granted equity compensation.
•Ensuring compensation motivates and retains executives. We provide competitive base salaries to meet our retention objectives and meaningful equity opportunities to align pay opportunities with achievement of our financial, strategic and operational goals. Upon review of the compensation packages for our Chief Financial

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Officer, Chief Engineering Officer and our General Counsel as compared to peers, the Compensation Committee determined that their contributions and leadership warranted increases to their base salaries during 2022.

2022 Pay Mix - Average of NEOs
Salary
Fixed Pay, 17%
Equity/Long-Term
Incentives
Performance-Based
("At Risk"), 83%

Compensation Philosophy and Objectives
The objective of our compensation program is to allow us to hire, reward and retain the world-class talent that we need to execute on our strategy and, ultimately, achieve our mission.
We have two main pillars of our compensation program for all Duos: cash (salary) and equity. Both pillars of compensation are tied to performance, meaning that consistent and strong performance over the long-term will equate to higher compensation.
•Base salary. We provide a competitive base salary as part of our compensation program to attract, engage and retain Duos. We aim for internal equity among Duos in the same or similar roles and with similar performance and tenure, and conduct robust quantitative reviews to ensure that we achieve this goal.
•Equity. Our equity awards are granted in the form of restricted stock units (RSUs) for all Duos except our co-founders, and serve as a long-term retention tool, encouraging Duos to remain with our company and build Duolingo’s value over the long term.
We create and use market-based ranges by level and role for both base salary and equity grants. At present we do not provide any variable cash compensation, as we believe equity is a more appropriate vehicle to reward Duos for the success they help create, in a way that aligns their compensation outcomes with our stockholders’ experience.
As we continue to grow, the Compensation Committee will evaluate our compensation philosophy and objectives on at least an annual basis to ensure our program continues to appropriately encourage, motivate and reward our NEOs.
Executive Compensation Practices

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Our executive compensation policies and practices reinforce our long-term, performance-based mindset and belief that Duos should be rewarded for the success they help create. Highlights of our policies and practices include:
What We Do

Practice	Description
Keep It Simple	Our executive compensation program includes just two components – salary and equity. Our stock price performance is the primary driver of NEOs’ pay outcomes
Limited Perquisites	NEOs participate in our health and welfare benefits on the same basis as all Duos. Other perquisites and personal benefits, if any, are modest and only provided if they serve a sound business purpose
Double-Trigger Change in Control Requirement	The accelerated vesting of equity awards requires both a change in control and a qualifying termination during the period immediately prior to or following such change in control
Compensation At-Risk	The vast majority of our NEOs’ compensation is “at risk” and tied to our equity to align their interests with those of our stockholders
Encourage Taking the Long View	We provide significant equity-based compensation with multi-year vesting schedules to encourage durable growth and consistent, well-rounded performance
Annual Compensation Review	The Compensation Committee annually reviews our compensation philosophy, practices and programs, including whether such philosophy and practices are aligned with our goal of serving all stakeholders over the long-term
Independent Compensation Committee	Our Compensation Committee is comprised solely of independent directors
What We Don’t Do

Practice	Description
Retirement Programs	Other than our Section 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for any Duos, including NEOs
Hedging and Pledging Transactions	Our Insider Trading Compliance Policy prohibits all Duos, including our independent directors and NEOs, from engaging in hedging transactions. All pledging is prohibited unless specifically approved by the Board of Directors. None of our NEOs has pledged any of our securities.
Tax Payments	We do not provide tax reimbursement payments, also known as “gross-ups”
Guaranteed Short-Term Incentives	We do not maintain a formal bonus plan or otherwise provide regular cash bonuses to our NEOs
Dividends	We do not pay dividends or dividend equivalents on unvested equity awards

Compensation Determination Process
Role of the Compensation and Leadership Committee
Our Compensation Committee acts on behalf of the Board of Directors in overseeing the compensation structure, programs, policies and practices applicable to our executive officers. This includes review of our compensation programs, assessment of our compensation risk profile, establishing our compensation peer group and review of our compensation structure and pay mix to ensure alignment with the compensation philosophy and objectives it has established.
In the first quarter of each year the Compensation Committee performs an initial review of the base salary levels and equity incentive opportunities of our executive officers, including our NEOs. In the second quarter, the Compensation Committee then reassesses these opportunities based on year-to-date performance to determine if any adjustments are needed or appropriate.

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The Compensation Committee reviews and approves the compensation of our executive officers, except our co-founders Luis von Ahn and Severin Hacker, for whom the Compensation Committee makes recommendations for review and approval by the independent directors of our Board.
In making decisions about the compensation of our NEOs, the Compensation Committee takes a well-rounded approach that considers a number of factors, which may include:
•Our executive compensation program objectives
•Our corporate growth and other elements of financial performance
•The individual performance of each executive officer against his or her management objectives
•Relevant competitive market data and analyses prepared by our compensation consultant
•The expected future contribution of each individual executive officer in furthering achievement of our financial, operational and strategic objectives
•The cost of replacing an executive officer
•The current outlook of the technology executive labor market generally
•The value and structure of historical compensation awards made to our executive officers
•Internal pay equity, taking into consideration each individual’s impact on our business and performance

These factors provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each NEO. No single factor is determinative in the Compensation Committee’s decision-making, or weighted in any predetermined manner. Rather, the Compensation Committee members arrive at compensation decisions after considering relevant factors in light of their individual experience, business judgment and knowledge of the Company, each NEO, and the competitive market.
Role of the Chief Executive Officer
In performing its responsibilities, the Compensation Committee consults with members of our management, including our CEO, Chief People Officer and CFO. Management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s recommendations and viewpoints with respect to adjustments to salary and equity incentive opportunities, program structures and other compensation-related matters for our executive officers, other than with respect to the CEO’s own compensation. The Compensation Committee considers these recommendations as one factor in determining the compensation of our executive officers, including our NEOs. Our co-founders are not present during any deliberations or decision-making regarding their respective compensation.
Role of the Compensation Consultant
In carrying out its responsibilities, the Compensation Committee has the authority to retain, and has retained, Compensia Inc., a nationally recognized compensation consulting firm, to serve as its independent compensation consultant, supporting the Compensation Committee in its review and oversight of our executive compensation programs. The Compensation Committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation Committee and does not provide any non-compensation related services to the Company. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges, taking into consideration our compensation peer group and compensation philosophy, for our Compensation Committee to consider. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain members of our management team, as requested by our Compensation Committee. Compensia also advises our Compensation Committee on public disclosures relating to our executive compensation programs.
Use of Market Data

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The Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies for purposes of assessing the competitive market positioning of our executive compensation program. This peer group includes technology companies that are similar to us in terms of industry, revenue and market capitalization, and is reviewed at least annually with our compensation consultant to account for any year-over-year changes to both our business and the businesses of our peer companies.
In developing the 2022 compensation peer group, in consultation with Compensia, we considered several criteria to identify comparable U.S.-based publicly-traded peer companies, including our industry sector, the size of such companies relative to our size and growth rate (for 2022, companies with annual revenues between .5x and 2.5x of our projected revenue for the fiscal year and market capitalizations between .25x and 4x our then-current market capitalization), business model and the date such companies’ securities became publically traded.
In March 2022, the Compensation Committee reviewed the current peer group constituents with Compensia to ensure continued alignment with our business direction and financial profile. Based on the review, no changes were recommended and the Compensation Committee approved the 2022 peer group noted below.

2022 Peer Group
AppFolio, Inc.	Digital Turbine	nCino, Inc.	Upland Software, Inc.
Applian Corporation	Everbridge, Inc.	PagerDuty, Inc.	Workiva, Inc.
Bill.com Holdings, Inc.	Five9	Smartsheet, Inc.	Yext, Inc.
Blackline, Inc.	LivePerson, Inc.	Sprout Social, Inc.	Zuora, Inc.
Chegg, Inc.	Momentive Global	SPS Commerce, Inc.
2022 Compensation Elements & Decisions
Our executive compensation program consists of two primary components: base salary and equity awards. As noted in Compensation Philosophy and Objectives above, this is aligned with our compensation structure for all Duos.

Element	Structure	Objective
Base Salary	Cash	To attract and retain Duos by providing a market-competitive fixed level of compensation
Long-Term Incentives	Equity awards in the form of PSUs for our co-founders, including our CEO, or RSUs for all other NEOs	To engage Duos in building long-term value, in alignment with our stockholders’ interests, and to promote retention
For all NEOs except our CEO, equity is delivered in the form of annual restricted stock unit (RSU) awards, that comprise the vast majority of each NEO’s pay opportunity.
In connection with the IPO of our Class A common stock in 2021, our CEO and Chief Technology Officer each received performance-based restricted stock units (PSUs) with a 10-year term that vest upon attainment of specified stock price hurdles, detailed under “Special Multi-Year Performance-Based Founder Awards” below. Our Board of Directors and the Compensation Committee intend for the PSUs to be the exclusive equity award that our CEO will receive through the tenth anniversary of the date of grant.
Base Salary
Consistent with our long-term oriented philosophy, base salaries represent a small portion of NEOs’ total direct compensation, and provide fixed, baseline compensation. We use our annual compensation cycles to adjust salary based on

DUOLINGO 2023 PROXY STATEMENT	40

a number of factors, including performance and applicable market survey and peer data as discussed in “Compensation Determination Process.” The following table lists 2022 base salaries for each of our NEOs.

Name	Position	Salary at Beginning of FY2022	Salary at End of FY2022
Luis von Ahn	Chief Executive Officer, Co-Founder & Board Chairman	$750,000	$750,000
Matthew Skaruppa	Chief Financial Officer	$600,000	$650,000
Natalie Glance	Chief Engineering Officer	$537,000	$650,000
Robert Meese	Chief Business Officer	$480,000	$480,000
Stephen Chen	General Counsel	$390,000	$490,000
During 2022, after considering market data for executives with similar roles and responsibilities within our peer group, as well as each individual’s current and potential future contributions to our financial, operational and strategic objectives, the Compensation Committee approved salary increases for Natalie Glance, Matthew Skaruppa, and Stephen Chen as reflected in the table above.
Discretionary Bonuses
While we do not maintain a formal performance-based bonus program, we do have a program by which employees may award small bonuses to fellow employees or managers may provide ad hoc bonuses to direct or indirect reports. During 2022, our Compensation Committee awarded each of Dr. Glance, Mr. Meese and Mr. Chen aggregate discretionary cash bonuses in the amount of $5,000, $1,250 and $4,200, respectively, based on our Compensation Committee’s assessment of each NEO’s performance during 2022. Our NEOs are no longer eligible for peer or spot bonuses.
Long-Term Equity Incentive Awards
Our equity awards, granted in the form of restricted stock units (RSUs) for all NEOs except our CEO, serve as a long-term retention tool, encouraging executives to remain with and build Duolingo’s value over the long term. The vast majority of NEOs’ target total direct compensation is delivered in long-term equity incentives. We use time-based RSUs that typically vest over four years to retain, engage and motivate NEOs to achieve corporate objectives and sustained value creation over an extended period of time. We believe this straightforward approach to equity compensation aligns our NEOs’ interests with those of our stockholders, as the value of these RSUs are variable and directly tied to our stock. Further, as a company with Class A common stock that recently became publically traded, we believe time-based vesting appropriately incentivizes NEOs to generate long-term value for our stockholders and avoids focus on only a single or handful of metrics to the potential detriment of furthering overall corporate growth and progress. While the Committee believes this structure is most appropriate at our current stage, as part of its ongoing review of our compensation programs it will continue to consider the appropriateness of our incentive structure as we mature.
We create and reference market-based equity ranges by role, with the intention that individual RSU grant values reflect the value we place on each NEO’s contribution to our success. In determining the aggregate number of shares underlying our equity awards, the Compensation Committee also considers the dilutive effect of our equity incentive compensation practices and the overall impact that equity awards will have on stockholder value.
RSUs are typically awarded on an annual basis in the second quarter of each year. However, there may be occasions where awards are granted outside of our annual process, such as for new hires, out of cycle promotions, or to award outsized performance. RSUs typically vest in equal quarterly installments over a four-year period. Each unit represents a contingent right to receive one share of our Class A common stock upon vesting.
In May 2022, after taking into consideration the recommendations of our CEO (for all NEOs other than himself) the Compensation Committee approved RSU awards for all Duos, including our NEOs other than our CEO, in recognition of our 2021 financial results and each NEO’s scope of responsibility and individual performance. In determining the target dollar

DUOLINGO 2023 PROXY STATEMENT	41

amount of each NEO’s award, the Compensation Committee also considered the value of each NEO’s existing equity holdings, including the current economic value and vesting schedules of any unvested equity awards, and the ability of those unvested holdings to satisfy our reward and retention objectives.
The RSU awards granted to our NEOs in 2022 were as follows:

Name	Position	RSU Award (target $ value) (1)	RSU Award (# of RSUs) (1)
Luis von Ahn	Chief Executive Officer, Co-Founder & Board Chairman	$—	—
Matthew Skaruppa	Chief Financial Officer	$2,600,000	35,407
Natalie Glance	Chief Engineering Officer	$2,600,000	35,407
Robert Meese (2)	Chief Business Officer	$2,000,000	27,236
Stephen Chen	General Counsel	$1,400,000	19,065
___________________
(1)     Target dollar value differs from grant date fair value disclosed in our Summary Compensation Table. To control for possible volatility in our stock price on any given day, the number of shares underlying RSU awards is determined based on the average closing price of Class A common stock over the seven calendar day period immediately prior to the date of grant. The target values approved by the Committee differ from the amounts reported in the executive compensation tables following this Compensation Compensation Discussion and Analysis, as the tables are calculated using our stock price on the date of grant (May 13, 2022) in accordance with accounting principles and SEC rules.

(2)     Includes a one-time grant of 2,723 RSUs with an target dollar value of $200,000 as a retention incentive in light of the criticality of Mr. Meese’s contributions to execute on key near-term objectives. The RSUs vest in substantially equal quarterly installments over two years following the date of grant.

Except for the RSUs granted to Robert Meese as a near-term retention incentive, which are identified in the table above and vest over two years, all RSUs vest over four years.
Special Multi-Year Performance-Based Founder Awards
In connection with the IPO of our Class A common stock, our Board of Directors worked closely with Compensia to design a one-time equity incentive for our CEO and our CTO, each of whom is a co-founder of our company. The award was designed to significantly align their compensation with the long-term interests of our stockholders by requiring the achievement of sustained stock price targets. In designing the equity incentive for Drs. von Ahn and Hacker, our Board of Directors considered Dr. von Ahn’s and Dr. Hacker’s significant stockholdings, long-term leadership and the comparatively modest level of cash compensation they have received from us. The equity incentive is comprised of 1,200,000 and 600,000 performance-based restricted stock units (PSUs) granted to Dr. von Ahn and Dr. Hacker, respectively. The PSUs vest upon the satisfaction of both a four-year service-based condition and a performance-based condition, and generally are settled one year after vesting.
The size of the awards was determined after consideration of similar equity awards to founders of privately held and publicly traded technology companies that are serving in executive positions, and represents less than one percent of the growth in stockholder value investors will have experienced upon achievement of each price hurdle. The number of PSUs for which the performance-based condition may be satisfied is heavily weighted towards the higher stock price hurdles that require substantial, sustained stock price appreciation to be achieved, as illustrated in the table below. Our Board of Directors believes that the service-based condition in combination with challenging stock price hurdles results in a PSU award structure that effectively achieves its goals of providing meaningful retentive value and incentive to achieve long-term growth while aligning our founders’ incentives with stockholders’ interests.
The service-based condition is satisfied as to 25% of the entirety of the PSUs on each anniversary of the completion of the July 27, 2021 IPO of our Class A common stock, subject to Luis von Ahn and Severin Hacker continuing to serve as our CEO and CTO, respectively, through the applicable date. The performance-based condition will be satisfied in the event Luis von Ahn and Severin Hacker continue to serve as our CEO and CTO, respectively, through the date the 60-day trailing volume

DUOLINGO 2023 PROXY STATEMENT	42

weighted average closing price of our Class A common stock reaches certain stock price hurdles, which are set at multiples of the price to the public for our IPO ($102/share), over a period of ten years, as set forth in the table below.

Tranche	Stock Price Hurdle	Number of PSUs for Dr. von Ahn	Number of PSUs for Dr. Hacker
1 (1)	$127.50	60,000	30,000
2 (1)	$153.00	60,000	30,000
3	$178.50	60,000	30,000
4	$204.00	120,000	60,000
5	$255.00	120,000	60,000
6	$306.00	120,000	60,000
7	$357.00	120,000	60,000
8	$408.00	120,000	60,000
9	$612.00	180,000	90,000
10	$816.00	240,000	120,000
___________________
(1)     Stock price hurdle for the tranche has been achieved

Each stock price hurdle will be equitably adjusted to reflect any stock splits, stock dividends or other restructurings impacting our Class A common stock. Any PSUs that have not satisfied the performance-based condition as of the tenth anniversary of the grant date will be forfeited. Our Board of Directors intends for the PSUs to be the exclusive equity award that our CEO and CTO will receive through the tenth anniversary of the date of grant.
In the event of Dr. von Ahn or Dr. Hacker ceases to serve as our CEO or CTO, respectively, as a result of death or disability, the service-based condition will be deemed satisfied, any vested PSUs will generally be settled, any unvested PSUs will remain outstanding and eligible to vest based on achievement of the stock price hurdles set forth above for two years, and any PSUs for which the stock price hurdle has not been met at that time will be forfeited. Unless mutually agreed otherwise, in the event Dr. von Ahn or Dr. Hacker ceases to serve as our CEO or CTO, respectively, for any reason other than death or disability, any vested PSUs will generally be settled and any unvested PSUs will be forfeited. Further, if such cessation of service is effected by us for cause, or Dr. von Ahn or Dr. Hacker engages in fraud or material misconduct, vested PSUs which have not yet been settled may be clawed back to the extent determined appropriate by our board of directors.
In the event of a change in control, no accelerated vesting for any tranches will occur solely as a result of the change in control. Upon such event, the service-based condition will be deemed satisfied, achievement of stock price hurdles for purposes of the PSUs will be measured based on the price per share to be received by stockholders in connection with the change in control, and any PSUs for which the stock price hurdle has not been met will be forfeited. To the extent the price per share received by the stockholders in connection with the change in control falls between two stock price hurdles, the

DUOLINGO 2023 PROXY STATEMENT	43

number of PSUs deemed earned based on satisfaction of the performance condition will be determined using linear interpolation between the two stock price hurdles.
As of the 2022 fiscal year end, the performance-based conditions of the first and second tranches were met on September 27, 2021 and October 1, 2021, respectively. With respect to these two tranches in combination, the service-based condition has been satisfied, and accordingly, such shares generally will be settled on July 28, 2023.
Other Compensation Practices and Policies
Retirement Savings and Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by employees who participate in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans.
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.
Perquisites and Other Personal Benefits
We do not view perquisites as important to achieving our compensation objectives. As such, we currently do not provide any perquisites or other personal benefits to our NEOs beyond those made generally available to our other employees. In the future, our Board of Directors or Compensation Committee may provide perquisites to our NEOs in the event it determines that it is necessary or appropriate to incentivize or fairly compensate them.
Employment Arrangements
We entered into offer letters with each of our NEOs when they joined us. Each offer letter provides for “at will” employment (meaning either we or the NEO may terminate the employment relationship at any time with or without cause and with or without notice), sets forth the initial title, base salary, and equity award for the executive and summarizes the other terms and conditions applicable to the executive’s employment with us. Additionally, each of our NEOs has entered into a change in control and severance agreement with us, as described below, and a standard proprietary information and invention assignment agreement with us.
Severance and Change in Control Benefits
We have entered into change in control and severance agreements with each of our NEOs. These agreements provide for severance benefits in connection with certain qualifying terminations. We believe that providing post-employment compensation arrangements is necessary to achieve our recruitment and retention goals, and to facilitate smooth transitions from Duolingo when and if appropriate. We have designed our arrangements to provide reasonable continued salary and healthcare coverage in the event of terminations without cause or resignations for good reason. In addition, we aim to align NEOs’ interests with our stockholders in the event of a change in control of the company by providing “double-trigger” arrangements that encourage executives to focus on corporate transactions that are in our best interests, regardless of whether those transactions may result in their own job loss. We also condition all severance payments upon

DUOLINGO 2023 PROXY STATEMENT	44

receipt of a general release of claims to mitigate potential future disputes or litigation arising from an executive’s departure.
For a full description of the terms of these agreements, as well as an estimate of the potential payments payable under these agreements, see “Potential Payments upon Termination or Change in Control” below.
Compensation Recovery Policy
We intend to adopt a general compensation recovery, or “clawback,” policy covering our long-term and any future short-term incentive award plans and arrangements once The Nasdaq Stock Market LLC adopts an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.
Accounting and Tax Considerations
Accounting Considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.
Tax Considerations
Section 162(m) of the Internal Revenue Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its current and former NEOs. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our NEOs and is an important part of our responsibilities and benefits our stockholders.
Compensation and Leadership Committee Report
The Compensation and Leadership Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on their review and discussion, the Compensation and Leadership Committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the company’s 2022 annual report on Form 10-K.
Members of the Compensation and Leadership Committee
Bing Gordon (Chair)
Sarah Clemens
John Lilly
Executive Compensation Tables
2022 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during the fiscal years presented.

DUOLINGO 2023 PROXY STATEMENT	45

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)

Luis von Ahn Chief Executive Officer	2022	750,000	—	—	—	15,250	765,250
	2021	540,000	—	73,872,000	—	19,300	74,431,300
	2020	330,000	1,250	—	3,094,000	16,840	3,442,090
Matthew Skaruppa Chief Financial Officer	2022	629,167	—	3,178,486	—	15,250	3,822,903
	2021	480,159	15,000	1,518,114	—	19,300	2,032,573
	2020	322,537	150,000	—	1,931,889	5,840	2,410,266
Natalie Glance Chief Engineering Officer	2022	602,917	5,000	3,178,486	—	15,250	3,801,653
	2021	461,905	6,250	1,334,756	—	19,300	1,822,211
	2020	364,600	4,890	—	252,211	17,900	639,601
Robert Meese Chief Business Officer	2022	480,000	1,250	2,444,976	—	15,250	2,941,476
	2021	389,527	750	575,756	—	19,300	985,333
	2020	318,350	4,090	—	276,900	16,700	616,040
Stephen Chen General Counsel	2022	448,125	4,200	1,711,465	—	15,250	2,179,040
	2021	377,388	16,400	300,733	—	54,708	749,229
	2020	301,800	91,952	—	883,400	30,363	1,307,515
___________________
(1)Amounts paid in 2022 to Dr. Glance, Mr. Meese and Mr. Chen reflect discretionary ad hoc performance based bonus .
(2)Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of restricted stock units (RSUs) granted to our NEOs based on the closing price of Duolingo’s stock on the date of grant.
(3)See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023, for a description of the assumptions used in valuing these awards.
(4)Amounts reported for 2022 represent matching contributions under our 401(k) plan.
Grants of 2022 Plan-Based Awards
The following table shows information regarding the incentive awards granted to the named executive officers for 2022.

Name	Award Type	Grant Date	Number of Stock Awards	Grant Date Fair Value of Stock Awards (1)

Luis von Ahn	-	-	-	-
Matthew Skaruppa	Time-based RSUs	May 13, 2022	35,407	$3,178,486
Natalie Glance	Time-based RSUs	May 13, 2022	35,407	$3,178,486
Robert Meese	Time-based RSUs	May 13, 2022	27,236	$2,444,976
Stephen Chen	Time-based RSUs	May 13, 2022	19,065	$1,711,465
___________________
(1)Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of restricted stock units (RSUs) granted to our NEOs based on the closing price of Duolingo’s stock on the date of grant.
Outstanding Equity Awards at 2022 Year End
The following tables list all outstanding equity awards held by our NEOs as of December 31, 2022.

DUOLINGO 2023 PROXY STATEMENT	46

	Option Awards (1)					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Luis von Ahn	1/1/2019 (2)	175,000	—	7.48	2/14/2029	—	—	—	—
	1/1/2020 (2)	175,000	—	14.42	12/12/2029	—	—	—	—
	1/1/2021 (2)	175,000	—	38.08	12/2/2030	—	—	—	—
Matthew Skaruppa	2/24/2020 (2)	140,865	89,298	14.42	3/10/2030	—	—	—	—
	8/15/2021 (4)	—	—	—	—	15,625	1,111,406	—	—
	5/13/2022 (4)	—	—	—	—	30,982	2,203,750	—	—
Natalie Glance	2/27/2015 (2)	52,896	—	2.23	2/27/2025	—	—	—	—
	2/22/2017 (2)	21,334	—	5.00	4/7/2027	—	—	—	—
	2/27/2018 (2)	23,870	—	7.11	4/20/2028	—	—	—	—
	6/27/2019 (2)	10,125	—	7.48	6/27/2029	—	—	—	—
	9/25/2019 (2)	14,000	—	8.15	9/25/2029	—	—	—	—
	2/27/2020 (5)	28,305	1,665	14.42	3/10/2030	—	—	—	—
	3/9/2020 (2)	6,875	3,125	14.42	3/10/2030	—	—	—	—
	8/15/2021 (4)	—	—	—	—	15,625	1,111,406	—	—
	5/13/2022 (4)	—	—	—	—	30,982	2,203,750	—	—
Robert Meese	9/25/2019 (2)	9,375	—	8.15	9/25/2029	—	—	—	—
	3/10/2020 (2)	2,500	3,125	14.42	3/10/2030	—	—	—	—
	9/23/2020 (2)	20,000	—	22.91	9/23/2030	—	—	—	—
	8/15/2021 (4)	—	—	—	—	6,641	472,374	—	—
	5/13/2022 (4)	—	—	—	—	23,491	1,670,915	—	—
Stephen Chen	3/2/2020 (2)	33,751	43,750	14.42	3/10/2030	—	—	—	—
	8/15/2021 (4)	—	—	—	—	2,680	190,628	—	—
	5/13/2022 (4)	—	—	—	—	16,682	1,186,591	—	—
__________________
(1)Amounts are calculated by multiplying the number of shares shown in the table by $71.13 , the closing price of our Class A common stock as of December 30, 2022, the last trading day in 2022.
(2)The option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. Additionally, if within the period commencing three months prior to and ending twelve months immediately following a change in control, the NEO’s service is terminated by us without cause or by them for good reason, then 100% of the shares subject to each option held by them will vest and be exercisable, subject to the delivery of a release of claims in favor of us.

DUOLINGO 2023 PROXY STATEMENT	47

(3)Represents the multi-year PSU awards described above under “Special Multi-Year Performance-Based Founder Awards.” The PSUs vest upon the satisfaction of both a service-based condition and a performance-based condition and generally are settled one year after vesting. The service-based condition is satisfied as to 25% of the PSUs on each anniversary of the vesting commencement date, subject to Dr. von Ahn continuing to serve as our Chief Executive Officer through the applicable date. The performance-based condition is satisfied in ten tranches based on the achievement of ten stock price hurdles measured based on a trailing 60 day average closing trading price for our Class A common stock basis during a ten-year performance period and service-based vesting. As of December 31, 2022, performance and service-based vesting for the first two tranches of the stock price hurdles had been achieved. For additional details on the vesting of the awards, see “Special Multi-Year Performance-Based Founder Awards” above.

(4)The RSUs vest in substantially equal quarterly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. Additionally, if within the period commencing three months prior to and ending twelve months immediately following a change in control, the NEO’s service is terminated by us without cause or by them for good reason, then 100% of the restricted stock units will vest, subject to the delivery of a release of claims in favor of us.

(5)The option vests and becomes exercisable in substantially equal monthly installments through the third anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. Additionally, if within the period commencing three months prior to and ending twelve months immediately following a change in control, the NEO’s service is terminated by us without cause or by them for good reason, then 100% of the shares subject to each option held by them will vest and be exercisable, subject to the delivery of a release of claims in favor of us.

Option Exercises and Stock Vested
The following table summarizes the stock options that were exercised and the RSUs that vested during 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise (1)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting (2)
Luis von Ahn	—	$—	120,000	$11,708,400 (3)
Matthew Skaruppa	64,000	$4,923,564	10,675	$975,475
Natalie Glance	5,300	$362,891	10,675	$975,475
Robert Meese	20,000	$1,561,028	6,401	$584,089
Stephen Chen	45,000	$3,903,160	3,455	$314,983
__________________
(1)Represents the difference between the closing trading price of our Class A common stock on the date of exercise and the exercise price of the option.
(2)Reflects the product of the number of RSUs vesting multiplied by the closing price of our Class A common stock on the vesting date.

(3)Represents the portion of PSUs that were earned and vested on July 27, 2022. The PSUs will be settled by the issuance of shares to Dr. von Ahn on the first anniversary of the vesting date.

Nonqualified Deferred Compensation for Fiscal Year 2022
The following table provides information concerning the portions of the PSUs that were earned and vested but are subject to deferral for one year after vesting. The PSUs were previously reported as compensation for 2021 based on their fair value as of the grant date in the Summary Compensation Table and have also been reported in the Option Exercises and Stock Vested table for 2022 based on the closing trading price of our Class A common stock on the date of vesting. We do not maintain any other deferred compensation arrangements.

Name	Executive Contributions in 2022	Registrant Contributions in 2022 (1)	Aggregate Losses in 2022 (2)	Aggregate Withdrawals/Distributions	Aggregate Balance in 2022 (3)
Luis von Ahn Vested but Unsettled RSUs	—	$11,708,400	$(3,172,800)	—	$8,535,600

DUOLINGO 2023 PROXY STATEMENT	48

__________________
(1)    Amount is also captured in the “Value Realized Upon Vesting” reflected in the Option Exercises and Stock Vested table above. Represents the value of the Class A common stock underlying the 120,000 PSUs that vested on July 28, 2022, multiplied by $97.57, the closing trading price per share of our Class A common stock on the vesting date.

(2)    Represents the change in value of shares of our Class A common stock subject to the vested PSUs based on the change in the closing trading price per share from the vesting date to December 30, 2022.

(3)    Represents the value of vested PSUs for which settlement has been deferred based on $71.13, the closing trading price per share of our Class A common stock on December 30, 2022.

Potential Payments Upon Termination or Change in Control
Under the change in control and severance agreements we have entered into with our NEOs, each NEO is eligible for the following severance benefits in connection with certain qualifying terminations in exchange for a general release of claims against us.
•In the event of an NEO’s termination of employment without cause or resignation for good reason not connected to a change in control:
◦Our CEO is entitled to (i) a single lump sum payment equal to his annual base salary and (ii) continued healthcare coverage paid or reimbursed by us for 12 months.
◦Other NEOs are entitled to (i) a single lump sum payment equal to six months of base salary and (ii) continued healthcare coverage paid or reimbursed by us for six months.
•In the event of an NEO’s termination of employment without cause or resignation for good reason within a three-month period prior to, or twelve-month period following a change in control:
◦Our CEO is entitled to (i) payment of an amount equal to 1.5 times his then-current annual base salary, payable in a single lump sum, (ii) payment of a pro-rated annual bonus, if any, assuming target performance and paid in a single lump sum, (iii) continued healthcare coverage paid or reimbursed by us for up to 18 months, and (iv) accelerated vesting of all outstanding equity awards subject to time-based vesting provisions.
◦Other NEOs are entitled to (i) payment of an amount equal to their then-current annual base salary, payable in a single lump sum, (ii) payment of a pro-rated annual bonus, if any, assuming target performance and paid in a single lump sum, (iii) continued healthcare coverage paid or reimbursed by us for up to 12 months, and (iv) accelerated vesting of all outstanding equity awards subject to time-based vesting provisions.
In addition, under the PSU agreement entered into between us and our CEO:
•In the event of our CEO’s termination of employment due to death or disability, (i) the service-based condition applicable to his PSUs will be deemed satisfied, (ii) any vested PSUs will generally be settled and (iii) any unvested PSUs will remain outstanding and eligible to vest based on achievement of the stock price hurdles set forth above for two years (after which any unvested PSUs will be forfeited).
•In the event of our CEO’s termination of employment for any other reason, generally, any vested PSUs will be settled and any unvested PSUs forfeited.
•In the event of a change in control, the service-based condition applicable to the PSUs will be deemed satisfied, achievement of stock price hurdles for purposes of the PSUs will be measured based on the price per share to be received by stockholders in connection with the change in control, and any PSUs for which the stock price hurdle has not been met will be forfeited. To the extent the price per share received by the stockholders in connection with the change in control falls between two stock price hurdles, the number of PSUs deemed earned based on

DUOLINGO 2023 PROXY STATEMENT	49

satisfaction of the performance condition will be determined using linear interpolation between the two stock price hurdles.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2022, and the price per share of our Class A common stock is the closing price as of December 30, 2022 ($71.13). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date.

	Upon Qualifying Termination - Outside of Change in Control Period				Upon Qualifying Termination - During of Change in Control Period				Upon Disability or Death
Name	Cash Severance ($) (1)	Continuation of Healthcare Benefits ($)	Value of Accelerated Vesting ($) (2)	Total ($)	Cash Severance ($) (1)	Continuation of Healthcare Benefits ($)	Value of Accelerated Vesting ($) (2)	Total ($)	Value of Accelerated Vesting ($) (2)
Luis von Ahn	750,000	5,718	8,535,600	9,291,318	1,125,000	8,578	8,535,600	9,669,178	8,535,600
Matthew Skaruppa	325,000	—	—	325,000	650,000	—	8,379,245	9,029,245	—
Natalie Glance	325,000	8,614	—	333,614	650,000	17,228	3,586,797	4,254,025	—
Robert Meese	240,000	8,614	—	248,614	480,000	17,228	2,320,508	2,817,736	—
Stephen Chen	245,000	8,614	—	253,614	490,000	17,228	3,858,282	4,365,510	—
__________________
(1)The severance amount related to base salary was determined based on the base salaries in effect on December 31.
(2)The value of accelerated options is calculated by multiplying (i) the number of shares accelerated by (ii) any positive excess of $71.13 closing price per share of our Class A common stock on December 30, 2022, the last trading day of 2022, over the applicable exercise price, and the value of accelerated RSUs is calculated by multiplying the number of RSUs accelerated by $71.13 the closing price per share of our Class A common stock on December 31, 2021. The value of accelerated equity awards covering Class B common stock held by Dr. von Ahn was also calculated using the foregoing methodology because the Class B common stock is not publicly traded. The amounts set forth in this column also represent the value of the acceleration of equity awards in the event of a change in control of the Company where outstanding awards are not assumed or substituted, where all awards, other than the Multi-Year Award, will vest in full. In such case, the vesting of the Multi-Year Award converts to a service-based award based on the proceeds paid in the change in control and the vesting date applicable to each stock hurdle achieved or partially achieved.
Compensation Risk Assessment
Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified. The leadership development, belonging and compensation committee has reviewed and agrees with management’s conclusion.
Director Compensation
Non-Employee Director Compensation Policy for Fiscal Year 2022

DUOLINGO 2023 PROXY STATEMENT	50

The following table sets forth information for 2022 regarding the compensation awarded to, earned by or paid to the non-employee directors who served on our Board of Directors during fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Amy Bohutinsky	44,000	159,994	203,994
Sara Clemens	47,000	159,994	206,994
Bing Gordon	42,000	159,994	201,994
John Lilly	39,000	159,994	198,994
Gillian Munson	50,000	159,994	209,994
Jim Shelton	44,000	159,994	203,994
Laela Sturdy	43,000	159,994	202,994
___________________
(1)Amounts shown represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of RSUs granted during fiscal year 2022. See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023, for a description of the assumptions used in valuing these awards.
The table below shows the aggregate number of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

Name	Shares Underlying Options Outstanding	Number of Shares or Units That Have Not Yet Vested
Amy Bohutinsky	40,000	1,664
Sara Clemens	30,000	1,664
Bing Gordon	50,000	1,664
John Lilly	—	3,630
Gillian Munson	25,000	1,664
Jim Shelton	40,000	1,664
Laela Sturdy	40,000	1,664

DUOLINGO 2023 PROXY STATEMENT	51

Narrative Disclosure to Director Compensation Table
Prior to the IPO of our Class A common stock, we did not have a formalized non-employee director compensation program; however, we granted each of our non-employee directors options to purchase shares of our common stock in connection with their commencement of service with us.
In June 2022, we granted each of our non-employee directors an award of 1,664 RSUs, each of which will fully vest immediately prior to our next annual stockholders’ meeting, subject to continued service through such date.
In connection with the IPO of our Class A common stock, we adopted a non-employee director compensation program (the “Director Compensation Program”). Pursuant to the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:
•Each non-employee director is eligible to receive an annual cash retainer in the amount of $30,000 per year.
•Any non-executive chairperson is eligible to receive an additional annual cash retainer in the amount of $25,000 per year.
•The chairperson of the Audit Committee is eligible to receive an additional annual cash retainer in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee is eligible to receive an additional annual cash retainer in the amount of $10,000 per year for such member’s service on the Audit Committee.
•The chairperson of the Compensation Committee is eligible to receive an additional annual cash retainer in the amount of $12,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee is eligible to receive an additional annual cash retainer in the amount of $6,000 per year for such member’s service on the Compensation Committee.
•The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash retainer in the amount of $8,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee is eligible to receive an additional annual cash retainer in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
•Each member of the Mergers and Acquisitions Committee is eligible to receive an additional annual cash retainer in the amount of $4,000 per year for such member’s service on the Mergers and Acquisitions Committee.

Under the Director Compensation Program, each non-employee director will automatically be granted (i) RSUs covering a number of shares of our common stock calculated by dividing (a) $300,000 by (b) the closing trading price of our common stock as of the date of grant (or if the date of grant is not a trading day, the immediately preceding trading day), rounded down to the nearest whole share, upon the director’s initial appointment or election to our Board of Directors, (the “Initial Grant”), and (ii) for each non-employee director who has served for at least six months as of the date of each annual stockholders’ meeting, RSUs covering a number of shares of our common stock calculated by dividing (a) $160,000 by (b) the closing trading price of our common stock as of the date of grant (or if the date of grant is not a trading day, the immediately preceding trading day), rounded down to the nearest whole share, automatically on the date of each annual stockholders’ meeting thereafter (the “Annual Grant”). The Initial Grant will vest over three years, subject to continued service through each applicable vesting date. The Annual Grant will vest on the first anniversary of the date of grant, provided, that if our annual stockholders’ meeting immediately following the date of grant takes place prior to the first anniversary of the date of grant, the Annual Grant will vest immediately prior to our annual stockholders’ meeting following the date of grant, subject to continued service through each applicable vesting date.
In the event of a change in control (as defined in the Director Compensation Program), each Initial Grant and Annual Grant, along with any stock options or other equity-based awards held by any non-employee director, will vest and, to the extent applicable, become exercisable immediately prior to such change in control.

DUOLINGO 2023 PROXY STATEMENT	52

Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a) (2)	Weighted average per share exercise price of outstanding options, warrants and rights ($) (b) (3)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders (1)	4,410,838	14.04	9,402,806
Equity compensation plans not approved by security holders	—	—	—
Total	4,410,838	14.04	9,402,806
___________________
(1)Consists of the 2011 Plan, the 2021 Plan and the ESPP.
(2)Includes 4,410,838 outstanding options to purchase shares under the 2011 Plan.
(3)As of December 31, 2022, the weighted-average exercise price of outstanding options under the 2011 Plan was $14.04.
(4)Includes 8,117,353 shares available for future issuance under the 2021 Plan and 1,285,453 shares available for issuance under the 2021 ESPP. Following the effective date of the 2021 Plan, we ceased making grants under the 2011 Plan. To the extent outstanding awards under the 2011 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for issuance under the 2021 Plan. The 2021 Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (A) 5% of the shares of our common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board of Directors; provided, however, that no more than 44,749,446 shares of Class A common stock may be issued upon the exercise of incentive stock options. The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the shares of our common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our Board of Directors; provided, however, no more than 8,390,521 shares of our common stock may be issued under the ESPP. As of the date of this proxy statement, we have not commenced offering periods under the 2021 ESPP.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.
Pay Versus Performance Table

DUOLINGO 2023 PROXY STATEMENT	53

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1)(2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (4)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based on:		Net Loss (in thousands) (8)	Bookings (in thousands) (9)
					Total Stockholder Return (“TSR”) (6)	Peer Group Total Stockholder Return (7)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2022	$765,250	$(31,645,908)	$3,186,268	$493,793	$51.17	$63.21	$(59,574)	$428,647
2021	$74,431,300	$78,011,817	$19,725,455	$21,789,694	$76.33	$96.35	$(60,135)	$294,427
7/28/2021	N/A	N/A	N/A	N/A	$100.00	$100.00	N/A	N/A
___________________
(1)Luis von Ahn served as our principal executive officer (“PEO”) during 2021 and 2022.
(2)The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – 2022 Summary Compensation Table” of this Proxy Statement and our proxy statements for 2022.
(3)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total reported compensation for each year to determine the compensation actually paid:

Year	Name of PEO	Reported Summary Compensation Table for PEO	(Less) Reported Value of Equity Awards (a)	(Plus/Minus) Equity Award Adjustments (b)	(Less) Reported Change in the Actuarial Present Value of Pension Benefits (c)	(Plus/Minus) Pension Benefit Adjustments (d)	(Equals) Compensation Actually Paid
2022	Luis von Ahn	$765,250	$—	$(32,411,158)	$—	$—	$(31,645,908)
2021	Luis von Ahn	$74,431,300	$73,872,000	$77,452,517	$—	$—	$78,011,817
___________________
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the year-end fair value of any equity awards granted in a prior year that are outstanding and unvested as of the end of the year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year, (vi) less the value of all unvested awards as of the end of the prior fiscal year. The valuation methodologies use to estimate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Name of PEO	Fair Value at End of Year of Outstanding and Unvested Equity Granted in a Current Year	Change in Fair Value of Outstanding and Unvested Equity Granted in Prior Year	Fair Value of Equity Vesting During the Year that was Granted in Current Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	Luis von Ahn	$—	$(31,736,973)	$—	$(674,184)	$—	$—	$(32,411,158)
2021	Luis von Ahn	$76,400,687	$162,364	$—	$889,466	$—	$—	$77,452,517

DUOLINGO 2023 PROXY STATEMENT	54

(c) The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.

(d) There were no pension benefits adjustments for the years in the table.

(4)     The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Matthew Skaruppa, Natalie Glance, Robert Meese and Stephen Chen; (ii) for 2021, Severin Hacker and Matthew Skaruppa.

(5)     The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for our NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 3 above:

Year	Average Reported Summary Compensation Table for Non-PEO NEOs	(Less) Reported Value of Equity Awards (a)	(Plus/Minus) Equity Award Adjustments (e)	(Less) Reported Change in the Actuarial Present Value of Pension Benefits (c)	(Plus/Minus) Pension Benefit Adjustments (d)	(Equals) Compensation Actually Paid to Non-PEO NEOs
2022	$3,186,268	$2,628,353	$(64,122)	$—	$—	$493,793
2021	$19,725,455	$19,234,435	$21,298,674	$—	$—	$21,789,694

(e) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Fair Value at End of Year of Outstanding and Unvested Equity Granted in a Current Year	Change in Fair Value of Outstanding and Unvested Equity Granted in Prior Year	Fair Value of Equity Vesting During the Year that was Granted in Current Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,816,251	$(1,534,555)	$334,949	$(680,767)	$—	$—	$(64,122)
2021	$20,260,750	$128,688	$234,672	$674,564	$—	$—	$21,298,674
(6)     Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on our common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the closing trading price per share of our Class A common stock at the end and the beginning of the measurement period by (b) our the closing trading price per share of our Class A common stock at the beginning of the measurement period.
(7)     Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Information Technology Index (^SP500-45).

(8)     The dollar amounts reported represent the amount of net losses reflected in our audited financial statements for the applicable year (in thousands).

(9)     Although we use numerous financial and nonfinancial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that bookings, defined as the amounts we receive from a purchase of any Duolingo subscription offering, a purchase of a Duolingo English Test, an in-app purchase for a virtual good, and from advertising networks for advertisements served to our users, is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our corporate performance.

DUOLINGO 2023 PROXY STATEMENT	55

Pay Versus Performance Total Stockholder Return Chart

$100
$80
$60
$40
$20
$0
$(20)
$(40)
Compensation Actually Paid ($)
$120
$100
$80
$60
$40
$20
Value of $100 Investment From 7/28/2021 ($)
$100.0
$96.0
$78.0
$76.0
$21.8
$63.0
$51.0
$0.5
$(31.7)
07/28/21
7/28/21 - 12/31/21
12/31/21 - 12/31/22
CAP - PEO ($M)
CAP - NEOs ($M)
Duolingo
S&P Software & Services Select Index

DUOLINGO 2023 PROXY STATEMENT	56

Pay Versus Performance Net Loss Chart

$100
$80
$60
$40
$20
$0
$(20)
$(40)
Compensation Actually Paid ($)
$0.0
$(10.0)
$(20.0)
$(30.0)
$(40.0)
$(50.0)
$(60.0)
Net Loss in Millions
$78.0
$21.8
$(31.7)
$0.5
$(60.1)
$(59.6)
7/28/21 - 12/31/21
12/31/21 - 12/31/22
CAP - PEO ($M)
CAP - NEOs ($M)
Net Loss

DUOLINGO 2023 PROXY STATEMENT	57

Pay Versus Performance Bookings Chart

Compensation Actually Paid ($)
$100
$80
$60
$40
$20
$0
$(20)
$(40)
Bookings in Millions
$450
$400
$350
$300
$250
$78.0
$21.8
$294.3
$428.6
$(31.7)
$0.5
7/28/21 - 12/31/21
12/31/21 - 12/31/22
CAP - PEO ($M)
CAP - NEOs ($M)
Bookings

DUOLINGO 2023 PROXY STATEMENT	58

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 28, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our voting securities;
•each of our current directors;
•each of our named executive officers for 2022; and
•all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 34,712,422 shares of our Class A common stock and 6,317,657 shares of our Class B common stock outstanding as of April 18, 2023. Shares of our common stock that a person has the right to acquire within 60 days of April 18, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.
Unless otherwise indicated below, the address for each beneficial owner listed is c/o Duolingo, Inc., 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206.

	Class A (1)		Class B (1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Percentage of Voting Power
Holders of More than 5%:
Entities affiliated with CapitalG (2)	1,876,039	5.4%	—	—%	1.2%
Durable (3)	4,156,738	12.0%	—	—%	2.6%
Baillie Gifford & Co (4)	3,252,753	9.4%	—	—%	2.0%
Vanguard (5)	2,459,432	7.1%	—	—%	1.5%
BlackRock (6)	2,050,732	5.9%	—	—%	1.3%

DUOLINGO 2023 PROXY STATEMENT	59

Named Executive Officers and Directors:
Luis von Ahn (7)	—	—%	3,645,041	53.3%	38.7%
Severin Hacker (8)	72	*	3,702,917	54.2%	39.7%
Matt Skaruppa (9)	150,688	*	—	—%	*
Natalie Glance (10)	219,462	*	—	—%	*
Robert Meese (11)	210,667	*	—	—%	*
Stephen Chen (12)	41,361	*	—	—%	*
Amy Bohutinsky (13)	33,237	*	—	—%	*
Sara Clemens (14)	13,237	*	—	—%	*
Bing Gordon (15)	40,737	*	—	—%	*
John Lilly (16)	2,648	*	—	—%	*
Gillian Munson (17)	28,237	*	—	—%	*
Jim Shelton (18)	23,237	*	—	—%	*
Laela Sturdy (19)	33,237	*	—	—%	*
All executive officers and directors as a group (13 persons) (20)	796,820	2.3%	7,347,958	99.9%	78.6%
___________________
*Represents less than 1%.
(1)Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 20 votes and is convertible at any time into one share of Class A common stock. The figures in this table with respect to Class A common stock do not include the shares of Class B common stock beneficially owned by the specified parties.
(2)Based on the Schedule 13G filed with the SEC on February 14, 2022, and information known to the Company, each of CapitalG 2014 LP and CapitalG 2014 GP LLC has sole voting power and sole dispositive power over 78,755 shares of our Class A common stock and 945,920 shares of our Class B common stock, CapitalG 2015 LLC has sole voting power and sole dispositive power over 65,689 shares of our Class A common stock and 854,690 shares of our Class B common stock, each of CapitalG II LP and CapitalG II GP LLC has sole voting power and sole dispositive power over 758,146 shares of our Class B common stock and each of Alphabet Holdings LLC and Alphabet Inc. has sole voting power over 144,444 shares of our Class A common stock and 2,493,067 shares of our Class B common stock. CapitalG 2014 GP LLC, the general partner of CapitalG 2014 LP, Alphabet Holdings LLC, the managing member of CapitalG 2014 GP LLC, XXVI Holdings Inc., the managing member of Alphabet Holdings LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole voting and dispositive power with respect to the shares held directly by CapitalG 2014 LP. CapitalG 2015 GP LLC, the general partner of CapitalG 2015 LP, Alphabet Holdings LLC, the managing member of CapitalG 2015 GP LLC, XXVI Holdings Inc., the managing member of Alphabet Holdings LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole voting and dispositive power with respect to the shares held directly by CapitalG 2015 LP. CapitalG II GP LLC, the general partner of CapitalG II LP, Alphabet Holdings LLC, the managing member of CapitalG II GP LLC, XXVI Holdings Inc., the managing member of Alphabet Holdings LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc.,

DUOLINGO 2023 PROXY STATEMENT	60

may each be deemed to have sole voting and dispositive power with respect to the shares held directly by CapitalG II LP. The principal business address for each of the foregoing named beneficial owners is 1600 Amphitheatre Parkway, Mountain View, California, 94043.

(3)Based solely on the Schedule 13G/A filed with the SEC on February 13, 2023, Durable Capital Partners LP has sole voting and sole dispositive power with respect to 4,156,738 shares of our Class A common stock. Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners LP, and Henry Ellenbogen is the chief investment officer of the Durable Capital Partners LP and the managing member of Durable GP. The address of the foregoing Durable Capital Partners is 4747 Bethesda Avenue, Suite 1002, Bethsada, Maryland 20814.

(4)Based solely on the Schedule 13G/A filed with the SEC on January 20,2023. Baillie Gifford & Co. has sole voting power over 2,942,750 shares of our Class A common stock, shared voting power over 0 shares of our Class A common stock, and sole dispositive power over 3,252,753 shares of our Class A common stock and shared voting power over 0 shares of our Class A common stock. The address of Baillie Gifford & Co. is Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(5)Based solely on the Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole voting power over 0 shares of our Class A common stock and shared voting power over 38,703 shares of our Class A common stock and sole dispositive power over 2,398,938 shares of our Class A common stock and shared dispositive power over 60,494 shares of our Class A common stock. The address of the foregoing named beneficial owners is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Based solely on the Schedule 13G/A filed with the SEC on February 7, 2023, BlackRock, Inc has sole voting power over 1,986,887 shares of our Class A common stock and sole dispositive power over 2,050,732 shares of our Class A common stock. The address of the foregoing named beneficial owners is 55 East 52nd Street, New York, NY 10055.
(7)Consists of (i) 3,120,041 shares of our Class B common stock held directly by Dr. von Ahn, and (ii) 525,000 shares of our Class B common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.
(8)Consists of (i) 3,177,917 shares of our Class B common stock held directly by a family trust of which Dr. Hacker is a trustee, (ii) 15,500 shares of our Class B common stock held directly by Dr. Hacker, and (iii) 509,500 shares of our Class B common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.
(9)Consists of (i) 145,757 shares of our Class A common stock that may be acquired by Mr. Skaruppa pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 3,776 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Skaruppa within 60 days of April 18, 2023.
(10)Consists of (i) 124,320 shares of our Class A common stock that may be acquired by Ms. Glance pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 3,776 shares of Class A common stock issuable upon the vesting of RSUs held by Ms. Glance within 60 days of April 18, 2023.
(11)Consists of (i) 33,125 shares of our Class A common stock that may be acquired by Mr. Meese pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 2,537 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Meese within 60 days of April 18, 2023.

(12)Consists of (i) 31,251 shares of our Class A common stock that may be acquired by Mr. Chen pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 1,460 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Chen within 60 days of April 18, 2023.

(13)Consists of (i) 30,000 shares of our Class A common stock that may be acquired by Ms. Bohutinsky pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Ms. Bohutinsky within 60 days of April 18, 2023.

(14)Consists of (i) 1,573 shares of our Class A common stock held directly by Ms. Clemens, (ii) 10,000 shares of our Class A common stock that may be acquired by Ms. Clemens pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Ms. Clemens within 60 days of April 18, 2023.
(15)Consists of (i) 37,500 shares of our Class A common stock that may be acquired by Mr. Gordon pursuant to the exercise of stock options within 60 days of April 18, 2023, and (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Gordon within 60 days of April 18, 2023.
(16)Consists of 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Lilly within 60 days of April 18, 2023.

(17)Consists of (i) 25,000 shares of our Class A common stock that may be acquired by Ms. Munson pursuant to the exercise of stock options within 60 days of April 18, 2023, (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Ms. Munson within 60 days of April 18, 2023.
(18)Consists of (i) 20,000 shares of our Class A common stock that may be acquired by Mr. Shelton pursuant to the exercise of stock options within 60 days of April 18, 2023, (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Mr. Shelton within 60 days of April 18, 2023.

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(19)Consists of (i) 30,000 shares of our Class A common stock that may be acquired by Ms. Sturdy pursuant to the exercise of stock options within 60 days of April 18, 2023, (ii) 1,664 shares of Class A common stock issuable upon the vesting of RSUs held by Ms. Sturdy within 60 days of April 18, 2023.
(20)Consists of: (i) 6,313,458 shares of Class B common stock held; (ii) 286,670 shares of Class A common stock held; (iii) 1,034,500 shares of Class B common stock subject to stock options pursuant to the exercise of stock options within 60 days of April 18, 2023; (iv) 486,953 shares of Class A common stock subject to stock options pursuant to the exercise of stock options within 60 days of April 18, 2023; and (v) 23,197 shares of Class A common stock issuable upon the vesting and settlement of RSUs.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2022 or prior fiscal years other than seven Form 4s filed by entities affiliated with CapitalG between November 16, 2021 and November 26, 2021, which were inadvertently filed late.

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Certain Transactions with Related Persons
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our Audit Committee approve or ratify “related person transactions” (as defined in the policy) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that a director not participate in the approval of a related person transaction as to which he or she is a “related person.” Each of the “related person transactions” described herein entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Investors’ Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, dated as of November 6, 2020 (the “Investors’ Rights Agreement”), with certain holders of our capital stock, including the certain holders of more than 5% of our capital stock, including entities affiliated with Union Square Ventures, Kleiner Perkins Caufield & Byers, CapitalG, NewView Capital Fund I, L.P. (“NewView”), and General Atlantic. The Investors’ Rights Agreement provides, among other things, that certain holders of our capital stock have the right to request that we file a registration statement, and/or request that their shares be covered by a registration statement that we are otherwise filing, subject to certain exceptions.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors, and intend to enter into new indemnification agreements with each of our current directors and officers. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

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Stockholders Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206, in writing not later than December 29, 2023.
Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on February 16, 2024 and no later than the close of business on March 17, 2024. The notice must contain the information required by our Bylaws. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after June 15, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business of the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2024 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

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Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

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2022 Annual Report
Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2022 Annual Report, including our Annual Report, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Duolingo, Inc., 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206.

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Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Luis von Ahn
Chief Executive Officer
Pittsburgh, Pennsylvania
April 18, 2023

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Proxy Card
DUOLINGO, INC.C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet, and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.During The Meeting - Go to www.virtualshareholdermeeting.com/DUOL2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V16077-P86437KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY DUOLINGO, INC. The Board of Directors recommends you vote FOR the following: Vote on Directors For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below Election of Class II Directors Nominees: Amy Bohutinsky Gillian Munson Jim Shelton Vote on Proposal The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent public accounting firm for 2023. The Board of Directors recommends you vote 1 Year on the following proposal: 1 Year 2 Years 3 Years Abstain 3. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers. Note: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V16078-P86437
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 15, 2023 The undersigned stockholder(s) hereby appoint(s) Luis von Ahn, Stephen Chen and Matthew Skaruppa, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DUOLINGO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 am, Eastern Time on June 15, 2023, at www.virtualshareholdermeeting.com/DUOL2023, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AS INDICATED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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